AMENDMENT OF EMPLOYMENT AGREEMENT

This AMENDMENT OF EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of this 23rd day of February, 2005 by and between Francis J. Wiatr, President and Chief Executive Officer (the “Executive”) of NewMil Bancorp, Inc., a Delaware corporation (“NewMil Bancorp”), and NewMil Bank, a Connecticut-chartered savings bank and wholly owned subsidiary of NewMil Bancorp (the “Bank”).

WHEREAS, the Executive and NewMil Bancorp entered into an Employment Agreement dated as of January 1, 2002 (the “Employment Agreement”), which agreement establishes the terms and conditions of the Executive’s employment with NewMil Bancorp,

WHEREAS, the parties desire now to amend certain provisions of the Employment Agreement, consistent with the terms of section 10.9 (Amendment and Waiver) of that agreement, and

WHEREAS, the parties intend that the amendments of the Employment Agreement made by this Amendment shall become effective immediately, and that the Employment Agreement shall, as amended, remain in full force and effect according to its terms.

NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.  Ownership of Automobile After a Change in Control.   As an additional benefit payable to the Executive, after a Change in Control is announced NewMil Bancorp shall convey or cause to be conveyed to the Executive all right, title, and interest in and to the automobile provided by NewMil Bancorp or NewMil Bank for use by the Executive. Accordingly, section 4.2(d) is amended to state in its entirety as follows -

    (d) Automobile. The Executive shall receive an automobile allowance or use of company-owned vehicles consistent with past practice. After a Change in Control is announced, NewMil Bancorp shall convey or cause to be conveyed to the Executive all right, title, and interest in and to the automobile.

2.  New Paragraph (f) of Section 4.2.   Section 4.2 of the Employment Agreement is amended by adding a new paragraph (f) as follows -

    (f) Medical Coverage. For ten years from the February 23, 2005 effective date of the amendment of this Agreement, NewMil Bancorp shall maintain or cause to be maintained medical coverage for the Executive and his family providing medical insurance coverage at least as favorable to the Executive as the medical coverage maintained by NewMil Bancorp or NewMil Bank on the February 23, 2005 effective date of the amendment. This covenant shall survive termination of this Agreement or termination of the Executive’s employment, except for a termination for Cause.

3.  Corresponding Amendment of Sections 6.4(e) and 7.1(b).   Section 6.4(e) of the Employment Agreement provides that NewMil Bancorp shall continue life, health, and disability coverage for the Executive if he is terminated without Cause or if he terminates employment with Good Reason. Because of the addition of new paragraph (f) of section 4.2, governing medical insurance coverage, section 6.4(e) is hereby amended to provide in its entirety as follows -

    (e) Medical Coverage. If NewMil Bancorp, Inc. terminates the Executive’s employment without Cause or if the Executive terminates employment with Good Reason, NewMil Bancorp, Inc. shall continue or cause to be continued at NewMil Bancorp, Inc.’s expense life and disability insurance coverage for the Executive and his dependents that is at least as favorable as the coverage maintained by or on the Executive’s behalf at the time of termination. Such coverage shall cease when the Executive becomes employed by another employer or thirty six months after NewMil Bancorp, Inc. terminates the Executive’s employment without Cause or thirty-six months after the Executive terminates employment with Good Reason, whichever occurs first.

    Section 7.1(b) of the Employment Agreement likewise provides that NewMil Bancorp shall continue or cause to be continued life, health, and disability coverage for the Executive after a Change in Control. Accordingly, because of the addition of new paragraph (f) of section 4.2, governing medical insurance coverage, section 7.1(b) is similarly amended to read in its entirety as follows -

    (b) Benefit Plans. If a Change in Control occurs during the term of this Agreement, NewMil Bancorp, Inc. shall cause the Executive to become fully vested in any qualified and non-qualified plans, programs or arrangements in which the Executive participated if the plan, program, or arrangement does not address the effect of a change in control. NewMil Bancorp, Inc. also shall contribute or cause to be contributed to the Executive’s 401(k) plan account the matching and profit-sharing contributions, if any, that the Executive is entitled to based upon all W-2 income earned by the Executive for the plan year. NewMil Bancorp, Inc. shall also continue or cause to be continued life and disability insurance coverage for the Executive and his dependents that is at least as favorable as the coverage maintained by or on the Executive’s behalf before his termination. The insurance coverage may cease when the Executive becomes employed by another employer or thirty six months after the Executive’s employment terminates, whichever occurs first.

This amended text of section 7.1(b) eliminates reference to health insurance coverage because that is now governed by new section 4.2(f). It also modifies the promise of a final 401(k) plan contribution to make clear that the final contribution shall be based upon W-2 income earned for the year, consistent with final regulations published by the Internal Revenue Service under section 401 of the Internal Revenue Code in December 2004, rather than a pre-funding of matching contributions.

4.  Correction of Error in Section 5.1(c).   The first sentence of section 5.1(c) provides that advance notice to the Executive is not required for termination for Cause, but section 5.1(c) thereafter provides that the Executive shall not be deemed to have been terminated for Cause unless the board of directors adopts a resolution terminating the Executive for Cause and unless the Executive is first given notice of and an opportunity to oppose that board action. To eliminate this contradiction, and to clarify that the 75% vote of directors necessary to approve termination of the Executive for Cause excludes the vote of the Executive, section 5.1(c) is amended to provide in its entirety as follows -

    (c) Termination with Cause. NewMil Bancorp may terminate the Executive’s employment with Cause. The Executive shall be deemed to have resigned as a director of NewMil Bancorp, Inc. and NewMil Bank effective immediately after termination of the Executive’s employment for Cause under this Agreement, regardless of whether the Executive submits a formal, written resignation as director. The Executive shall not be deemed to have been terminated for Cause under this Agreement unless and until there is delivered to the Executive a copy of a resolution duly adopted at a meeting of the board of directors called and held for such purpose, which resolution shall (1) contain findings that, in the good faith opinion of the board, the Executive has committed an act constituting Cause, and (2) specify the particulars thereof. The resolution of the board of directors shall be deemed to have been duly adopted if and only if it is adopted by the affirmative vote of at least 75% of the directors of NewMil Bancorp, Inc. then in office, excluding the Executive, at a meeting duly called and held for that purpose. Notice of the meeting and the proposed termination for Cause shall be given to the Executive a reasonable amount of time before the board’s meeting. The Executive and his counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board at the meeting. Nothing in this Agreement limits the Executive’s or his beneficiaries’ right to contest the validity or propriety of the board’s determination of Cause.

5.  Correction of Error in Section 10.10(b)(1).   The phrase “of the base amount” was inadvertently omitted in section 10.10(b)(1) of the Employment Agreement. Accordingly, section 10.10(b)(1) is amended to provide in its entirety as follows -

(1)
Determination of “Parachute Payments” Subject to the Excise Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive’s termination of employment (whether under the terms of this Agreement or any other agreement, the Stock Option Plan or any other benefit plan or arrangement with NewMil Bancorp, Inc., NewMil Bank, any person whose actions result in a Change in Control or any person affiliated with NewMil Bancorp, Inc., NewMil Bank or such person) shall be treated as “parachute payments” within the meaning of section 280G(b)(2) of the Internal Revenue Code, and all “excess parachute payments” within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by NewMil Bancorp, Inc. as of the date immediately before the Change in Control (the “Accounting Firm”) such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Internal Revenue Code in excess of the base amount (as defined in section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

IN WITNESS WHEREOF, the parties have caused this Amendment of Employment Agreement to be duly executed as of the date first written above.

EXECUTIVE	NEWMIL BANCORP, INC.

/s/ Francis J. Wiatr	By: /s/ Betty F. Pacocha
Francis J. Wiatr	Betty F. Pacocha
Its: Secretary

And By: /s/ B. Ian McMahon
B. Ian McMahon
Its: C.F.O. & Treasurer

And By: /s/ Laurie G. Gonthier
Laurie G. Gonthier
Its: Member, Salary and Benefits Committee of the Board of Directors

County of Litchfield  )
) ss:
State of Connecticut )

Before me this 23rd day of February , 2005, personally appeared the above named Betty F. Pacocha, B. Ian McMahon, Laurie G. Gonthier and Francis J. Wiatr, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

/s/ Marion Palumbo
(Notary Seal)	Notary Public
My Commission Expires: 11/30/2008